AMENDMENT
                  DATED AS OF October 18, 1994
                                TO
                  CREDIT AND SECURITY AGREEMENT
                  DATED AS OF NOVEMBER 30, 1992



     Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mutual Life Insurance Company, Aetna Life Insurance Company, Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

     The Term Note originally issued to Aetna Life Insurance Company has been split into two Notes now held by Franklin/Templeton Group of Funds and Foothill Group, Inc. The Term Notes originally issued to Chemical Bank, Seattle-First National Bank, and Bank of America Oregon are now held by Oppenheimer & Co., Inc.

     Borrowers intend to make an optional prepayment of principal on the Term Notes to be applied in the manner set forth below.
Said optional prepayment of $2,800,000 shall be known as the October 1994 Prepayment.

     The Credit Agreement is hereby modified as follows:

     1. Credit Agreement Exhibits 2.04(a) and 2.05(b) are hereby restated in the form, respectively, of Exhibit 2.04(a) (Restated) and Exhibit 2.05(b) (Restated) attached hereto and incorporated herein.

     2.  Notwithstanding any contrary provision of the Credit
Agreement, the October 1994 Prepayment shall be deemed partial prepayments of each of the following originally scheduled principal payments, in the amounts set forth below:

                         Original
                         Scheduled   October 1994   New Scheduled
Scheduled Payment Date   Amount      Prepayment     Amount
- - -----------------------  ----------  -------------  -------------
March 15, 1995           $400,000    $175,000       $225,000
June 15, 1995             400,000     175,000        225,000
September 15, 1995        400,000     175,000        225,000
December 15, 1995         400,000     175,000        225,000
March 15, 1996            400,000     175,000        225,000
June 15, 1996             400,000     175,000        225,000
September 15, 1996        400,000     175,000        225,000
December 15, 1996         400,000     175,000        225,000
March 15, 1997            400,000     175,000        225,000
June 15, 1997             400,000     175,000        225,000
September 15, 1997        400,000     175,000        225,000
December 15, 1997         400,000     175,000        225,000
December 15, 2004       Balance Due   700,000      Balance Due


     Future scheduled principal payments shall be due as set forth in Exhibit 2.04(a) (Restated) and shall be paid ratably to the Lenders in the percentages set forth in Exhibit 2.05(b) (Restated).

     1.  Each Lender will surrender its Term Note or Notes to
Borrowers.  Upon receiving each Lender's Term Note or Notes,
Borrowers will: (a) mark each Note as "cancelled"; and (b) issue to each Lender in substitution therefor a restated Term Note substantially in the form attached hereto.

     In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.
     Dated as of October 18, 1994.


PRINCIPAL MUTUAL LIFE              NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY                  INSURANCE COMPANY


By:_/c/_______________________     By:_/c/_______________________

Its:__________________________     Its:__________________________


By:_/c/_______________________     FOOTHILL GROUP, INC.

Its:__________________________
                                   By:_/c/_______________________

OPPENHEIMER & CO., INC.            Its:__________________________


By:_/c/_______________________     WTD INDUSTRIES, INC.

Its:__________________________
                                   By:_/c/_______________________

FRANKLIN/TEMPLETON GROUP OF        Its:__________________________
FUNDS


By:_/c/_______________________

Its:__________________________



WTD INDUSTRIES, INC.                                                    EXHIBIT 2.04(a) (RESTATED)                11/04/94
ALLOCATION OF PRINCIPAL PAYMENTS                                     to Credit and Security Agreement             04:20 PM
FOR SECURED PROMISSORY NOTES                                           Dated as of November 30, 1994
(RESTATED AS OF OCT 18, 1994)
                100.000000% TOTAL           44.317804% PRINCIPAL        18.988863% NORTHWEST'N      11.371764% OPPENHEIMER
              --------------------------  --------------------------  --------------------------  ------------------------
                PAYMENT       BALANCE       PAYMENT       BALANCE       PAYMENT       BALANCE       PAYMENT      BALANCE
              ------------  ------------  -----------  -------------  -----------  -------------  -----------  -----------
BALANCE
 SEP 30, 1994              56,889,368.84               25,212,119.02               10,802,644.63              6,469,324.67
PAYMENT
 OCT 18, 1994 2,800,000.00 54,089,368.84 1,240,898.51  23,971,220.51   531,688.16  10,270,956.47   318,409.39 6,150,915.28
SCHEDULED PAYMENTS:
 MAR 15, 1995   225,000.00 53,864,368.84    99,715.06  23,871,505.45    42,724.94  10,228,231.53    25,586.47 6,125,328.81
 JUN 15, 1995   225,000.00 53,639,368.84    99,715.06  23,771,790.39    42,724.94  10,185,506.59    25,586.47 6,099,742.34
 SEP 15, 1995   225,000.00 53,414,368.84    99,715.06  23,672,075.33    42,724.94  10,142,781.65    25,586.47 6,074,155.87
 DEC 15, 1995   225,000.00 53,189,368.84    99,715.06  23,572,360.27    42,724.94  10,100,056.71    25,586.47 6,048,569.40
 MAR 15, 1996   225,000.00 52,964,368.84    99,715.06  23,472,645.21    42,724.94  10,057,331.77    25,586.47 6,022,982.93
 JUN 15, 1996   225,000.00 52,739,368.84    99,715.06  23,372,930.15    42,724.94  10,014,606.83    25,586.47 5,997,396.46
 SEP 15, 1996   225,000.00 52,514,368.84    99,715.06  23,273,215.09    42,724.94   9,971,881.89    25,586.47 5,971,809.99
 DEC 15, 1996   225,000.00 52,289,368.84    99,715.06  23,173,500.03    42,724.94   9,929,156.95    25,586.47 5,946,223.52
 MAR 15, 1997   225,000.00 52,064,368.84    99,715.06  23,073,784.97    42,724.94   9,886,432.01    25,586.47 5,920,637.05
 JUN 15, 1997   225,000.00 51,839,368.84    99,715.06  22,974,069.91    42,724.94   9,843,707.07    25,586.47 5,895,050.58
 SEP 15, 1997   225,000.00 51,614,368.84    99,715.06  22,874,354.85    42,724.94   9,800,982.13    25,586.47 5,869,464.11
 DEC 15, 1997   225,000.00 51,389,368.84    99,715.06  22,774,639.79    42,724.94   9,758,257.19    25,586.47 5,843,877.64
 MAR 15, 1998   400,000.00 50,989,368.84   177,271.21  22,597,368.58    75,955.45   9,682,301.74    45,487.06 5,798,390.58
 JUN 15, 1998   400,000.00 50,589,368.84   177,271.21  22,420,097.37    75,955.45   9,606,346.29    45,487.06 5,752,903.52
 SEP 15, 1998   400,000.00 50,189,368.84   177,271.21  22,242,826.16    75,955.45   9,530,390.84    45,487.06 5,707,416.46
 DEC 15, 1998   400,000.00 49,789,368.84   177,271.21  22,065,554.95    75,955.45   9,454,435.39    45,487.06 5,661,929.40
 MAR 15, 1999 1,000,000.00 48,789,368.84   443,178.04  21,622,376.91   189,888.63   9,264,546.76   113,717.64 5,548,211.76
 JUN 15, 1999 1,000,000.00 47,789,368.84   443,178.04  21,179,198.87   189,888.63   9,074,658.13   113,717.64 5,434,494.12
 SEP 15, 1999 1,000,000.00 46,789,368.84   443,178.04  20,736,020.83   189,888.63   8,884,769.50   113,717.64 5,320,776.48
 DEC 15, 1999 1,000,000.00 45,789,368.84   443,178.04  20,292,842.79   189,888.63   8,694,880.87   113,717.64 5,207,058.84
 MAR 15, 2000 1,000,000.00 44,789,368.84   443,178.04  19,849,664.75   189,888.63   8,504,992.24   113,717.64 5,093,341.20
 JUN 15, 2000 1,000,000.00 43,789,368.84   443,178.04  19,406,486.71   189,888.63   8,315,103.61   113,717.64 4,979,623.56
 SEP 15, 2000 1,000,000.00 42,789,368.84   443,178.04  18,963,308.67   189,888.63   8,125,214.98   113,717.64 4,865,905.92
 DEC 15, 2000 1,000,000.00 41,789,368.84   443,178.04  18,520,130.63   189,888.63   7,935,326.35   113,717.64 4,752,188.28
 MAR 15, 2001 1,000,000.00 40,789,368.84   443,178.04  18,076,952.59   189,888.63   7,745,437.72   113,717.64 4,638,470.64
 JUN 15, 2001 1,000,000.00 39,789,368.84   443,178.04  17,633,774.55   189,888.63   7,555,549.09   113,717.64 4,524,753.00
 SEP 15, 2001 1,000,000.00 38,789,368.84   443,178.04  17,190,596.51   189,888.63   7,365,660.46   113,717.64 4,411,035.36
 DEC 15, 2001 1,000,000.00 37,789,368.84   443,178.04  16,747,418.47   189,888.63   7,175,771.83   113,717.64 4,297,317.72
 MAR 15, 2002 1,000,000.00 36,789,368.84   443,178.04  16,304,240.43   189,888.63   6,985,883.20   113,717.64 4,183,600.08
 JUN 15, 2002 1,000,000.00 35,789,368.84   443,178.04  15,861,062.39   189,888.63   6,795,994.57   113,717.64 4,069,882.44
 SEP 15, 2002 1,000,000.00 34,789,368.84   443,178.04  15,417,884.35   189,888.63   6,606,105.94   113,717.64 3,956,164.80
 DEC 15, 2002 1,000,000.00 33,789,368.84   443,178.04  14,974,706.31   189,888.63   6,416,217.31   113,717.64 3,842,447.16
 MAR 15, 2003 1,000,000.00 32,789,368.84   443,178.04  14,531,528.27   189,888.63   6,226,328.68   113,717.64 3,728,729.52
 JUN 15, 2003 1,000,000.00 31,789,368.84   443,178.04  14,088,350.23   189,888.63   6,036,440.05   113,717.64 3,615,011.88
 SEP 15, 2003 1,000,000.00 30,789,368.84   443,178.04  13,645,172.19   189,888.63   5,846,551.42   113,717.64 3,501,294.24
 DEC 15, 2003 1,000,000.00 29,789,368.84   443,178.04  13,201,994.15   189,888.63   5,656,662.79   113,717.64 3,387,576.60
 MAR 15, 2004 1,000,000.00 28,789,368.84   443,178.04  12,758,816.11   189,888.63   5,466,774.16   113,717.64 3,273,858.96
 JUN 15, 2004 1,000,000.00 27,789,368.84   443,178.04  12,315,638.07   189,888.63   5,276,885.53   113,717.64 3,160,141.32
 SEP 15, 2004 1,000,000.00 26,789,368.84   443,178.04  11,872,460.03   189,888.63   5,086,996.90   113,717.64 3,046,423.68
 DEC 15, 2004        BALANCE DUE                 BALANCE DUE                 BALANCE DUE                 BALANCE DUE


WTD INDUSTRIES, INC.                                                    EXHIBIT 2.04(a) (RESTATED)
ALLOCATION OF PRINCIPAL PAYMENTS                                     to Credit and Security Agreement             11/04/94
FOR SECURED PROMISSORY NOTES                                           Dated as of November 30, 1994              04:20 PM
(RESTATED AS OF OCT 18, 1994)

                               17.575572% FOOTHILL          7.745997% FRANKLIN
                            ----------------------     ----------------------
                              PAYMENT       BALANCE       PAYMENT       BALANCE
                             ---------    -----------    ---------    -----------
BALANCE
 SEP 30, 1994                            9,998,631.57                4,406,648.95
PAYMENT
 OCT 18, 1994                 492,116.02 9,506,515.55     216,887.92 4,189,761.03
SCHEDULED PAYMENTS:
 MAR 15, 1995                  39,545.04 9,466,970.51      17,428.49 4,172,332.54
 JUN 15, 1995                  39,545.04 9,427,425.47      17,428.49 4,154,904.05
 SEP 15, 1995                  39,545.04 9,387,880.43      17,428.49 4,137,475.56
 DEC 15, 1995                  39,545.04 9,348,335.39      17,428.49 4,120,047.07
 MAR 15, 1996                  39,545.04 9,308,790.35      17,428.49 4,102,618.58
 JUN 15, 1996                  39,545.04 9,269,245.31      17,428.49 4,085,190.09
 SEP 15, 1996                  39,545.04 9,229,700.27      17,428.49 4,067,761.60
 DEC 15, 1996                  39,545.04 9,190,155.23      17,428.49 4,050,333.11
 MAR 15, 1997                  39,545.04 9,150,610.19      17,428.49 4,032,904.62
 JUN 15, 1997                  39,545.04 9,111,065.15      17,428.49 4,015,476.13
 SEP 15, 1997                  39,545.04 9,071,520.11      17,428.49 3,998,047.64
 DEC 15, 1997                  39,545.04 9,031,975.07      17,428.49 3,980,619.15
 MAR 15, 1998                  70,302.29 8,961,672.78      30,983.99 3,949,635.16
 JUN 15, 1998                  70,302.29 8,891,370.49      30,983.99 3,918,651.17
 SEP 15, 1998                  70,302.29 8,821,068.20      30,983.99 3,887,667.18
 DEC 15, 1998                  70,302.29 8,750,765.91      30,983.99 3,856,683.19
 MAR 15, 1999                 175,755.72 8,575,010.19      77,459.97 3,779,223.22
 JUN 15, 1999                 175,755.72 8,399,254.47      77,459.97 3,701,763.25
 SEP 15, 1999                 175,755.72 8,223,498.75      77,459.97 3,624,303.28
 DEC 15, 1999                 175,755.72 8,047,743.03      77,459.97 3,546,843.31
 MAR 15, 2000                 175,755.72 7,871,987.31      77,459.97 3,469,383.34
 JUN 15, 2000                 175,755.72 7,696,231.59      77,459.97 3,391,923.37
 SEP 15, 2000                 175,755.72 7,520,475.87      77,459.97 3,314,463.40
 DEC 15, 2000                 175,755.72 7,344,720.15      77,459.97 3,237,003.43
 MAR 15, 2001                 175,755.72 7,168,964.43      77,459.97 3,159,543.46
 JUN 15, 2001                 175,755.72 6,993,208.71      77,459.97 3,082,083.49
 SEP 15, 2001                 175,755.72 6,817,452.99      77,459.97 3,004,623.52
 DEC 15, 2001                 175,755.72 6,641,697.27      77,459.97 2,927,163.55
 MAR 15, 2002                 175,755.72 6,465,941.55      77,459.97 2,849,703.58
 JUN 15, 2002                 175,755.72 6,290,185.83      77,459.97 2,772,243.61
 SEP 15, 2002                 175,755.72 6,114,430.11      77,459.97 2,694,783.64
 DEC 15, 2002                 175,755.72 5,938,674.39      77,459.97 2,617,323.67
 MAR 15, 2003                 175,755.72 5,762,918.67      77,459.97 2,539,863.70
 JUN 15, 2003                 175,755.72 5,587,162.95      77,459.97 2,462,403.73
 SEP 15, 2003                 175,755.72 5,411,407.23      77,459.97 2,384,943.76
 DEC 15, 2003                 175,755.72 5,235,651.51      77,459.97 2,307,483.79
 MAR 15, 2004                 175,755.72 5,059,895.79      77,459.97 2,230,023.82
 JUN 15, 2004                 175,755.72 4,884,140.07      77,459.97 2,152,563.85
 SEP 15, 2004                 175,755.72 4,708,384.35      77,459.97 2,075,103.88
 DEC 15, 2004                      BALANCE DUE                BALANCE DUE

                    EXHIBIT 2.05(b) (RESTATED)

                       Lenders' Percentages

                (Restated as of October 18, 1994)



Principal                         44.317804%

Northwestern                      18.988863%

Oppenheimer                       11.371764%

Foothill                          17.575572%

Franklin                           7.745997%